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                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

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                         ICN Pharmaceuticals, Inc.
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              (Name of Registrant as Specified in its Charter)

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
Following is the text of three Press releases ICN issued on May 22, 2001:

[LOGO - ICN]

ICN PHARMACEUTICALS, INC.

International Headquarters
ICN Plaza
3300 Hyland Avenue
Costa Mesa, California 92626

Telephone:  (714) 545-0100 X3230
FAX: (714) 641-7215
Telex: 67-0413


NEWS RELEASE
------------


Media:                                               Investors:
-----                                                ---------
Peter Murphy                                         Joe Schepers
714-545-0100 ext. 3213                               212-754-4422


                      ICN PHARMACEUTICALS TO PRESENT AT THE
        UBS WARBURG 5TH ANNUAL GLOBAL SPECIALTY PHARMACEUTICAL CONFERENCE

COSTA MESA, Calif. - May 22, 2001 -- ICN Pharmaceuticals, Inc. (NYSE: ICN) announced today that the Company is scheduled to present at the UBS Warburg Specialty Pharmaceutical Conference that will be held at the Pierre Hotel in New York City on Wednesday, May 23, 2001 at 1:30 p.m. Eastern Time.

The public is invited to listen to the Company's presentation via an audio webcast by logging onto www.icnpharm.com.

ICN manufactures, markets and distributes a broad range of prescription and non-prescription pharmaceuticals, including anti-infectives, anti-virals, and anti-cancer drugs, under the ICN brand name.

Additional information is also available on the corporate website at http://www.icnpharm.com.

THE 'SAFE HARBOR' STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains forward-looking statements that involve risks and uncertainties including, but not limited to, projections of future sales, operating income, subsidiary reorganization, ___ regulatory approval processes, operations in countries with unstable economies, the progress of FDA reviews, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.

                                    ###

[LOGO - ICN]

ICN PHARMACEUTICALS, INC.

International Headquarters
ICN Plaza
3300 Hyland Avenue
Costa Mesa, California 92626

Telephone:  (714) 545-0100 X3230
FAX: (714) 641-7215
Telex: 67-0413


NEWS RELEASE
------------


Media:                                               Investors:
-----                                                ---------
Peter Murphy                                         Joe Schepers
714-545-0100 ext. 3213                               212-754-4422


         LEADING INSTITUTIONAL PROXY ADVISORY SERVICE RECOMMENDS A VOTE
                               FOR ICN BOARD SLATE


Costa Mesa, Calif. - May 22, 2001 - ICN Pharmaceuticals, Inc. (NYSE:ICN) announced today that Proxy Monitor, a leading provider of proxy research, vote recommendations and voting agent services for institutional investors, has recommended to its institutional clients that they vote for ICN's board slate at the company's annual meeting of shareholders to be held on May 30, 2001.

Proxy Monitor stated "the instigation of a proxy contest at this juncture seems to be more of a power play than anything else" since "there is little disagreement with respect to the overall restructuring plan" put into motion by ICN.

They also observed that the credentials of the dissident slate are not "all that compelling", whereas the ICN nominees "have had very distinguished careers". They concluded, "In sum... we see little reason for shareholders to support the (dissident) committee slate."

Milan Panic, chairman and chief executive officer of ICN said, "Proxy Monitor's comments confirm what we have maintained all along, that ICN management has done everything possible to advance the corporate restructuring plan, which is underway. It is also quite satisfying that Proxy Monitor has acknowledged the qualifications and experience of our board nominees. It has certainly been clear to us at ICN that the corporate records of the two dissident nominees raise serious questions over their qualifications to sit on the ICN Board. More important is the dissident nominees lack of independence from Swiss investor Tito Tettamanti, his committee and Herbert Denton of Providence Capital."

ICN has always prided itself in board participation that brings backgrounds and expertise that assist in guiding the strategic direction of the company. ICN's three nominees follow this policy and further strengthen its board of directors.

     o Dr. Ray Irani, Chief Executive Office of Occidental Petroleum for over ten years, a New York Stock Exchange listed company with a market capitalization of approximately $11 billion. Irani has spent his 30-year career in top managerial positions at Occidental. He brings to ICN his experience in running a Fortune 500 company and working in one of the world's major global sectors. Under Irani's leadership, Occidental was a pioneer in moving into new international markets.

     o The Right Honorable Kim Campbell, former Prime Minister of Canada and a lecturer at Harvard University. Ms. Campbell is trained as a lawyer and political scientist. Ms. Campbell's career spans academia, the practice of law, administration and being an elected official at various levels of government. Ms. Campbell was Consul General of Canada in Los Angeles from 1996 to 2000. In that capacity, she was active in promoting trade development and investment, especially in the areas of multimedia, information technology, biotechnology and the entertainment industry.

     o Charles T. Manatt, partner and founder of the law firm of Manatt, Phelps, Phillips and former U.S. Ambassador to the Dominican Republic. Mr. Manatt served as Los Angeles Bank. Mr. Manatt is being nominated to return to the ICN Board on which he previously served for seven years. His level of knowledge about ICN and its industry is a valuable asset to the company, its management and other ICN board members. Mr. Manatt served as a director of Federal Express and COMSAT.



ICN is an innovative, research-based global pharmaceutical company that manufactures markets and distributes a broad range of prescription and non-prescription pharmaceuticals under the ICN brand name. Its therapeutic focus is on anti-infectives, including anti-virals, dermatology and oncology. Additional information is also available on the company's website at http://www.icnpharm.com.

THE SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains forward-looking statements that involve risks and uncertainties, including but not limited to, projections of future sales, operating income, returns on invested assets, regulatory approval processes, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.


                                    ###

[LOGO - ICN]

ICN PHARMACEUTICALS, INC.

International Headquarters
ICN Plaza
3300 Hyland Avenue
Costa Mesa, California 92626

Telephone:  (714) 545-0100 X3230
FAX: (714) 641-7215
Telex: 67-0413


NEWS RELEASE
------------


Media:                                               Investors:
-----                                                ---------
Peter Murphy                                         Joe Schepers
714-545-0100 ext. 3213                               212-754-4422



   ICN PHARMACEUTICALS STATES SCHERING-PLOUGH REPORTS INTERIM RESULTS OF
   ---------------------------------------------------------------------
 PEG-INTRON(TM)PLUS REBETOL(R)STUDIES IN HEPATITIS C PATIENTS AT DIGESTIVE
 -------------------------------------------------------------------------
                           DISEASES WEEK MEETING
                           ---------------------

            STUDIES OF REBETRON(TM) COMBINATION THERAPY REPORTED
            ----------------------------------------------------

ATLANTA, May 22, 2001 -- ICN Pharmaceuticals (NYSE: ICN) stated today that Schering-Plough Research Institute today reported interim results of two ongoing investigational clinical studies with once-weekly PEG-INTRON(TM) (peginterferon alfa-2b) Injection, plus daily REBETOL(R) (ribavirin, USP) Capsules in patients with chronic hepatitis C who did not respond to, or had relapsed following, previous interferon-based therapy. (Ribavirin was discovered and developed by scientists in the ICN Pharmaceuticals laboratories and is licensed in capsule form to Schering-Plough as Rebetol(R).) These data are being presented for the first time here at the 2001 Digestive Diseases Week (DDW) conference.

     In a study led by Dr. Ira M. Jacobson, M.D., chief, division of gastroenterology and hepatology, Weill Medical College of Cornell University, New York, evaluating two different doses of both PEG-INTRON and REBETOL, combined results of the two dosing regimens for the subset of patients who did not respond to prior combination therapy showed that 35 percent of these patients had a virologic response after 24 weeks of treatment (half way through therapy). PEG-INTRON and REBETOL combination therapy is currently undergoing priority review by the U.S. Food and Drug Administration (FDA) for the treatment of chronic hepatitis C in patients not previously treated with interferon alpha who have compensated liver disease and are at least 18 years of age.

     "These studies are important because they investigate possible new treatment options for patients with refractory disease, in whom it is difficult to achieve a sustained response," Jacobson said.

     In March 2001, PEG-INTRON and REBETOL combination therapy was granted centralized marketing authorization in the European Union (EU) for the treatment of both relapsed and naive (previously untreated) adult patients with histologically proven chronic hepatitis C.

     In the United States, Schering-Plough in February 2001 submitted a supplemental Biologics License Application (sBLA) to the FDA seeking marketing approval of PEG-INTRON for use in combination therapy with REBETOL for the treatment of chronic hepatitis C in patients not previously treated with interferon alpha who have compensated liver disease and are at least 18 years of age. FDA has granted this application priority review status, which provides for FDA action within six months from the date of filing.

     The FDA on Jan. 19, 2001, granted marketing approval to PEG-INTRON as once-weekly monotherapy for the treatment of chronic hepatitis C in patients not previously treated with interferon alpha who have compensated liver disease and are at least 18 years of age.

     REBETOL had been previously approved in the United States for use in combination with INTRON(R) A (interferon alfa-2b, recombinant) Injection for the treatment of chronic hepatitis C in patients with compensated liver disease previously untreated with interferon alpha or who have relapsed following interferon alpha therapy. REBETOL is marketed in the United States as a component of REBETRON(TM) Combination Therapy, which contains REBETOL Capsules and INTRON A Injection in a single package. Schering-Plough on Nov. 7, 2000, submitted a supplemental application to FDA seeking approval to market REBETOL separately for use in combination with INTRON A. The REBETOL application is currently undergoing FDA review.

REBETRON Combination Therapy
----------------------------

Also presented at DDW were results of several investigational studies involving REBETRON Combination Therapy for the treatment of chronic hepatitis C. In all, REBETRON was the subject of 19 study abstracts presented at DDW. These included studies evaluating different dosing regimens, including induction dosing, and the use of REBETRON in specific patient populations, including nonresponders and relapsed patients, patients with inherited coagulation disorders, liver transplant patients and HIV co-infected patients. Also presented were studies evaluating REBETRON in combination with a third agent, such as IL-2 or amantadine.

Warnings and Contraindications
------------------------------

REBETRON COMBINATION THERAPY

Anemia associated with therapy may exacerbate symptoms of coronary disease or deteriorate cardiac function. It is advised that complete blood counts
(CBC) be obtained at baseline and at weeks 2 and 4 of therapy or more frequently if clinically indicated. The most common adverse experiences associated with therapy are "flu-like" symptoms, such as headache, fatigue, myalgia, and fever, which appear to decrease in severity as treatment continues. SEVERE PSYCHIATRIC ADVERSE EVENTS, INCLUDING DEPRESSION, PSYCHOSES, AGGRESSIVE BEHAVIOR, HALLUCINATIONS, VIOLENT BEHAVIOR (SUICIDAL IDEATION, SUICIDAL ATTEMPTS, SUICIDES), AND RARE INSTANCES OF HOMICIDAL IDEATION HAVE OCCURRED DURING COMBINATION REBETOL/INTRON A THERAPY, BOTH IN PATIENTS WITH AND WITHOUT A PREVIOUS PSYCHIATRIC DISORDER.

----------------------------------------------------------------------------

COMBINATION REBETOL/INTRON A THERAPY MUST NOT BE USED BY WOMEN, OR MALE PARTNERS OF WOMEN, WHO ARE OR MAY BECOME PREGNANT DURING THERAPY AND DURING THE 6 MONTHS AFTER STOPPING THERAPY. COMBINATION REBETOL/ INTRON A THERAPY SHOULD NOT BE INITIATED UNTIL A REPORT OF A NEGATIVE PREGNANCY TEST HAS BEEN OBTAINED IMMEDIATELY PRIOR TO INITIATION OF THERAPY. WOMEN OF CHILDBEARING POTENTIAL AND MEN MUST USE EFFECTIVE CONTRACEPTION (TWO RELIABLE FORMS) DURING TREATMENT AND DURING THE 6-MONTH POST TREATMENT FOLLOW-UP PERIOD. SIGNIFICANT TERATOGENIC AND/OR EMBRYOCIDAL EFFECTS HAVE BEEN DEMONSTRATED FOR RIBAVIRIN IN ALL ANIMAL SPECIES IN WHICH ADEQUATE STUDIES HAVE BEEN CONDUCTED. THESE EFFECTS OCCURRED AT DOSES AS LOW AS ONE TWENTIETH OF THE RECOMMENDED HUMAN DOSE OF REBETOL. IF PREGNANCY OCCURS IN A PATIENT OR PARTNER OF A PATIENT DURING TREATMENT OR DURING THE 6 MONTHS AFTER TREATMENT STOPS, PHYSICIANS ARE ENCOURAGED TO REPORT SUCH CASES BY CALLING (800) 727-7064.

----------------------------------------------------------------------------

     REBETOL is an oral formulation of ribavirin, a synthetic nucleoside analog with broad-spectrum antiviral activity. Schering-Plough has exclusive worldwide rights to market oral ribavirin for hepatitis C through a licensing agreement with ICN Pharmaceuticals, Inc. Ribavirin is marketed in the United States and the European Union as Virazole(R) for aerosol use in the treatment of hospitalized infants and young children suffering from lower respiratory tract infection from respiratory syncytial virus (RSV), and is marketed in a total of 44 countries in a variety of formats around the world for 10 different viral indications.

     INTRON A is a recombinant version of naturally occurring alpha interferon, which has been shown to exert both antiviral and immunomodulatory effects.

     ICN is an innovative, research-based global pharmaceutical company that manufactures, markets and distributes a broad range of prescription and non-prescription pharmaceuticals under the ICN brand name. Its therapeutic focus is on anti-infectives, including anti-virals, dermatology and oncology. Additional information is also available on ICN's website at http://www.icnpharm.com.

     THE 'SAFE HARBOR' STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains forward-looking statements that involve risks and uncertainties, including but not limited to, projections of future sales, operating income, returns on invested assets, regulatory approval processes, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.


1 Defined as HCV-RNA below limit of detection using a research-based RT-PCR assay at 24 weeks post-treatment.